Calculation of Filing Fee Tables
S-8
Esquire Financial Holdings, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.01 par value per share	Other	218,052	$ 124.58	$ 27,164,918.16	0.0001381	$ 3,751.48
2	Equity	Common stock, $0.01 par value per share	Other	20,678	$ 111.14	$ 2,298,152.92	0.0001381	$ 317.37
3	Equity	Common stock, $0.01 par value per share	Other	21,731	$ 80.87	$ 1,757,385.97	0.0001381	$ 242.70
4	Equity	Common stock, $0.01 par value per share	Other	22,006	$ 70.77	$ 1,557,364.62	0.0001381	$ 215.07
5	Equity	Common stock, $0.01 par value per share	Other	19,818	$ 62.34	$ 1,235,454.12	0.0001381	$ 170.62
6	Equity	Common stock, $0.01 par value per share	Other	20,059	$ 52.23	$ 1,047,681.57	0.0001381	$ 144.68
7	Equity	Common stock, $0.01 par value per share	Other	19,591	$ 42.97	$ 841,825.27	0.0001381	$ 116.26
8	Equity	Common stock, $0.01 par value per share	Other	17,615	$ 35.39	$ 623,394.85	0.0001381	$ 86.09
9	Equity	Common stock, $0.01 par value per share	Other	19,070	$ 36.73	$ 700,441.10	0.0001381	$ 96.73
10	Equity	Common stock, $0.01 par value per share	Other	24,471	$ 29.66	$ 725,809.86	0.0001381	$ 100.23
11	Equity	Common stock, $0.01 par value per share	Other	27,511	$ 22.41	$ 616,521.51	0.0001381	$ 85.14
12	Equity	Common stock, $0.01 par value per share	Other	31,734	$ 19.57	$ 621,034.38	0.0001381	$ 85.76
Total Offering Amounts:						$ 39,189,984.33		$ 5,412.13
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,412.13
Offering Note
[1]	Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Signature Bancorporation, Inc. Amended and Restated Stock Incentive Plan (the "Equity Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Esquire Financial Holdings, Inc. (the "Company") pursuant to 17 C.F.R. Section 230.416(a). The proposed maximum aggregate offering price per share was estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act, based on the average of the high and low prices of the Company's common stock as reported on the Nasdaq Capital Market on July 28, 2026.

[2]	Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Equity Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of the Company pursuant to 17 C.F.R. Section 230.416(a). The proposed maximum aggregate offering price per share represents the option exercise price on the date of grant in accordance with Rule 457(h)(1) as adjusted by the application of the exchange ratio of 2.671 (the "Exchange Ratio") as contemplated in the Agreement and Plan of Merger by and among Esquire Financial Holdings, Inc., Signature Bancorporation, Inc. and Esquire Merger Sub, Inc. (the "Merger Agreement") and is used to calculate the registration fee. The amount to be registered represents the shares of common stock currently reserved for issuance for options that were granted on May 26, 2026, but remain unexercised, as adjusted by the Exchange Ratio.

[3]	Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Equity Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of the Company pursuant to 17 C.F.R. Section 230.416(a). The proposed maximum aggregate offering price per share represents the option exercise price on the date of grant in accordance with Rule 457(h)(1) as adjusted by the application of Exchange Ratio as contemplated in the Merger Agreement and is used to calculate the registration fee. The amount to be registered represents the shares of common stock currently reserved for issuance for options that were granted on July 1, 2025, but remain unexercised, as adjusted by the Exchange Ratio.

[4]	Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Equity Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of the Company pursuant to 17 C.F.R. Section 230.416(a). The proposed maximum aggregate offering price per share represents the option exercise price on the date of grant in accordance with Rule 457(h)(1) as adjusted by the application of Exchange Ratio as contemplated in the Merger Agreement and is used to calculate the registration fee. The amount to be registered represents the shares of common stock currently reserved for issuance for options that were granted on July 1, 2024, but remain unexercised, as adjusted by the Exchange Ratio.

[5]	Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Equity Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of the Company pursuant to 17 C.F.R. Section 230.416(a). The proposed maximum aggregate offering price per share represents the option exercise price on the date of grant in accordance with Rule 457(h)(1) as adjusted by the application of Exchange Ratio as contemplated in the Merger Agreement and is used to calculate the registration fee. The amount to be registered represents the shares of common stock currently reserved for issuance for options that were granted on July 1, 2023, but remain unexercised, as adjusted by the Exchange Ratio.

[6]	Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Equity Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of the Company pursuant to 17 C.F.R. Section 230.416(a). The proposed maximum aggregate offering price per share represents the option exercise price on the date of grant in accordance with Rule 457(h)(1) as adjusted by the application of Exchange Ratio as contemplated in the Merger Agreement and is used to calculate the registration fee. The amount to be registered represents the shares of common stock currently reserved for issuance for options that were granted on July 1, 2022, but remain unexercised, as adjusted by the Exchange Ratio.

[7]	Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Equity Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of the Company pursuant to 17 C.F.R. Section 230.416(a). The proposed maximum aggregate offering price per share represents the option exercise price on the date of grant in accordance with Rule 457(h)(1) as adjusted by the application of Exchange Ratio as contemplated in the Merger Agreement and is used to calculate the registration fee. The amount to be registered represents the shares of common stock currently reserved for issuance for options that were granted on July 1, 2021, but remain unexercised, as adjusted by the Exchange Ratio.

[8]	Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Equity Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of the Company pursuant to 17 C.F.R. Section 230.416(a). The proposed maximum aggregate offering price per share represents the option exercise price on the date of grant in accordance with Rule 457(h)(1) as adjusted by the application of Exchange Ratio as contemplated in the Merger Agreement and is used to calculate the registration fee. The amount to be registered represents the shares of common stock currently reserved for issuance for options that were granted on October 1, 2020, but remain unexercised, as adjusted by the Exchange Ratio.

[9]	Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Equity Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of the Company pursuant to 17 C.F.R. Section 230.416(a). The proposed maximum aggregate offering price per share represents the option exercise price on the date of grant in accordance with Rule 457(h)(1) as adjusted by the application of Exchange Ratio as contemplated in the Merger Agreement and is used to calculate the registration fee. The amount to be registered represents the shares of common stock currently reserved for issuance for options that were granted on October 1, 2019, but remain unexercised, as adjusted by the Exchange Ratio.

[10]	Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Equity Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of the Company pursuant to 17 C.F.R. Section 230.416(a). The proposed maximum aggregate offering price per share represents the option exercise price on the date of grant in accordance with Rule 457(h)(1) as adjusted by the application of Exchange Ratio as contemplated in the Merger Agreement and is used to calculate the registration fee. The amount to be registered represents the shares of common stock currently reserved for issuance for options that were granted on July 1, 2018, but remain unexercised, as adjusted by the Exchange Ratio.

[11]	Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Equity Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of the Company pursuant to 17 C.F.R. Section 230.416(a). The proposed maximum aggregate offering price per share represents the option exercise price on the date of grant in accordance with Rule 457(h)(1) as adjusted by the application of Exchange Ratio as contemplated in the Merger Agreement and is used to calculate the registration fee. The amount to be registered represents the shares of common stock currently reserved for issuance for options that were granted on August 1, 2017, but remain unexercised, as adjusted by the Exchange Ratio.

[12]	Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Equity Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of the Company pursuant to 17 C.F.R. Section 230.416(a). The proposed maximum aggregate offering price per share represents the option exercise price on the date of grant in accordance with Rule 457(h)(1) as adjusted by the application of Exchange Ratio as contemplated in the Merger Agreement and is used to calculate the registration fee. The amount to be registered represents the shares of common stock currently reserved for issuance for options that were granted on October 1, 2016, but remain unexercised, as adjusted by the Exchange Ratio.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources